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                                                                     EXHIBIT 4.3

            FORM OF CERTIFICATE FOR SERIES A CUMULATIVE CONVERTIBLE
                         SHARES OF BENEFICIAL INTEREST



                             CAMDEN PROPERTY TRUST
                      A TEXAS REAL ESTATE INVESTMENT TRUST

Formed under the laws of the                                    Par Value
State of Texas                                                $.01 per share

                                                              CUSIP ____________

This certifies that


is the registered holder of

    FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

Camden Property Trust (the "Trust"), a real estate investment trust formed pursuant to the laws of the State of Texas by Declaration of Trust made as of May 21, 1993, as amended from time to time (the "Declaration of Trust"), a copy of which may be obtained form the Trust upon written request. The provisions of the Declaration of Trust are hereby incorporated in and made a part of this certificate as fully as if set forth herein in their entirety to all of which provisions the holder and every transferee or assignee hereof by accepting or holding the same agrees to be bound. This certificate and the shares represented hereby are negotiable and transferable on the books of the Trust by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed or assigned. THIS certificate is issued by the Trust Managers of Camden Property Trust, acting not individually but as Trust Managers, and is not valid until countersigned and registered by a Transfer Agent and Registrar.

         Witness the facsimile signatures of the Trust's duly authorized representatives.

Dated

              Chairman of the Board                     Secretary
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                                     [BACK]

                             CAMDEN PROPERTY TRUST

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DECLARATION OF TRUST, WHICH CONTAINS RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE DECLARATION OF TRUST OR BYLAWS NO PERSON MAY
(1) BENEFICIALLY OWN SHARES IN EXCESS OF 9.8% (OR SUCH OTHER PERCENTAGE AS MAY BE PROVIDED IN THE BYLAWS OF THE TRUST) OF THE AGGREGATE VALUE OF ALL OUTSTANDING SHARES, OR (2) BENEFICIALLY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER THE CODE. IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO EXCESS SHARES, WHICH WILL BE HELD BY THE TRUST. THE TRUST HAS THE OPTION TO REDEEM EXCESS SHARES UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE TRUST'S DECLARATION OF TRUST WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST, AND WITHOUT CHARGE, A FULL STATEMENT OF THE VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS THE TRUST IS AUTHORIZED TO ISSUE.

         The following abbreviations when used in the inscription In this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.
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         TEN COM - as tenants in common            UNIF GIFT MIN ACT  -         Custodian       under
         TEN ENT - as tenants by the entireties                          -------          ------
                   and not as tenants in common                          (Cust)          (Minor)
                                                                    under Uniform Gifts to Minors
                                                                    Act
                                                                       --------------------
                                                                             (State)
                         Additional abbreviations may also be used though not in the above list.

                 For value received __________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF NEW OWNER
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                     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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__________________________________________Series A Cumulative Convertible Preferred Shares of Beneficial Interest
represented by the within Certificate, and do hereby irrevocable constitute and appoint_____________________________
Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated
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NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAMES(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE                --------------------------------------
IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.                                                         --------------------------------------

                                                                   ----------------------------------------------------
                                                                   Signature(s) must be guaranteed by a commercial bank
                                                                   or trust company or a member firm of a major stock
                                                                   exchange
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